Exhibit 21.1

SUBSIDIARIES OF JOHNSONDIVERSEY, INC.

NORTH AMERICA

United States
California

Chemical Methods Associates, Inc.

Chemical Methods Leasco, Inc.

Delaware

Auto-C, LLC

Integrated Sanitation Management, Inc.

Johnson Diversey Puerto Rico, Inc.

Johnson Diversey Shareholdings, Inc.

Johnson Diversey Subsidiary #1 LLC

JD Real Estate Subsidiary, LLC

Johnson Wax Diversey Shareholdings, Inc.

NexGen Floor Care Solutions Company, LLC

Prism Sanitation Management, LLC

Professional Shareholdings, Inc.

The Butcher Company

Whitmire Micro-Gen Research Laboratories, Inc.

Nevada

JWP Investments, Inc.

JWPR Corporation

Ohio

DuBois International, Inc.
Wisconsin

Johnson Polymer, Inc.

US Chemical Corporation
Canada
Johnson Wax Professional, Inc.

EUROPE
Austria

Johnson Diversey Austria Trading GmbH
Belgium

Johnson Diversey Belgium BVBA
Czech Republic

DiverseyLever s.r.o.
RTB Ceska Republika s.r.o.
France

DiverseyLever S.A.
Johnson Professional Holdings S.A.S.
Johnson Wax Professional S.A.S.
Germany

Diversey GmbH
DiverseyLever GmbH
DuBois Chemie GmbH
Johnson Germany GmbH
Johnson Germany GmbH & Co OHG
Greece

Johnson Wax Professional Hellas, Ltd.
Hungary

Johnson Diversey Hungary Kft.
Picar Property Management Kft.
Ireland

Diversey (Ireland) Limited
DiverseyLever (Ireland) Limited
Ranger Hygiene Cleaning Systems Limited
Italy

DiverseyLever S.p.A.
Johnson Wax Professional S.p.A.
Netherlands

DiverseyLever B.V.
DiverseyLever International B.V.
Johnson Wax Professional B.V.
Johnson Diversey Netherlands B.V.
Johnson Diversey Netherlands II B.V.
Johnson Polymer B.V.
Reinigings Technick Benelux B.V.
Norway

Rekal Mabeco AS
Poland

DiverseyLever Sp. Z.o.o.
Portugal

DiverseyLever-Sistemas de Higiene e Limpeza S.A.
S.C. Johnson Professional Productos Quimicos Lda.
Romania

Johnson Diversey Romania S.R.L.
Russia

JohnsonDiversey LLC
Slovak Republic

Johnson Diversey Slovakia, s.r.o.
Slovenia

Johnson Diversey d.o.o.
Spain

DiverseyLever S.A.

S.C. Johnson Professional S.L.
Sweden

DiverseyLever AB
Johnson Diversey Sweden AB
United Kingdom

Diversey (Europe) Limited
Diversey (UK) Limited
DiverseyLever Equipment Limited
Johnson Professional UK Ltd.
Johnson Wax Professional Ltd.
Lever Industrial Limited

ASIA/PACIFIC/JAPAN
Australia

DiverseyLever Australia Pty. Limited
Johnson Wax Professional Australia Pty. Ltd.
China

DiverseyLever Hygiene (Guangdong) Ltd.
Johnson Polymer, Shanghai Company Limited
Shanghai Johnson Professional Chemical, Ltd.
Hong Kong

DiverseyLever (Hong Kong) Limited
Johnson Polymer, Ltd.
Johnson Wax Professional (Hong Kong) Ltd.
Premier Cleaning Engineering Pte Limited
Weiss Chemicals (China) Limited
Weiss Investment Limited
India

Johnson Wax Professional Private Limited
Indonesia

PT JohnsonDiversey Indonesia

Israel

DiverseyLever Israel Ltd.
Japan

DiverseyLever K.K.
Johnson Products Co., Ltd.
Johnson Professional Co. Ltd.
Nitras Ltd.
Teepol, Ltd.
Malaysia

Johnson Wax Professional Malaysia Sdn. Bhd.
JohnsonDiversey (Malaysia) Sdn. Bhd.
Mauritius

Johnson Diversey Mauritius Holdings
New Zealand

DiverseyLever New Zealand Limited
Johnson Wax Professional New Zealand Limited
Philippines

DiverseyLever (Philippines) Corporation
Johnson Wax Professional, Inc.
Singapore

Johnson Wax Professional Singapore Pte. Ltd.
South Korea

Johnson Professional (Korea) Co. Ltd.
Taiwan

Johnson Wax Professional Taiwan Co., Ltd.

Thailand
Johnson Polymer, Ltd.
Johnson Wax Professional Ltd.
Turkey

Diversey Kimya Sanayi ve Ticaret A.S.
United Arab Emirates

DiverseyLever Gulf FZE

AMERICAS
Argentina

DiverseyLever de Argentina S.A.
Johnson Wax Professional S.A.
Barbados

Johnson Diversey (Barbados) Holdings Ltd.
Brazil

DiverseyLever Brasil Ltda.
Johnson Diversey Brasil Ltda.
Johnson Professional Ltda.
Johnson Wax Professional Ltda.
Cayman Islands

Johnson Diversey Cayman, Inc. (Finance Company)
JWP Investments Offshore, Inc.
Chile

Johnson Wax Professional de Chile Limitada
Colombia

JohnsonDiversey Colombia Limitada

Guatemala
DiverseyLever Centroamerica S.A.
Johnson Diversey Guatemala, S.R.L.
Jamaica

DiverseyLever Jamaica Limited
JohnsonDiversey Jamaica Limited
Wyandotte Chemicals Jamaica Limited
Mexico

Diversey Mexico, S.A. de C.V.
Johnson Wax Professional Mexico, S.A. de C.V.
Peru

DiverseyLever S.A.C.
Venezuela

JohnsonDiversey Venezuela, S.A.

AFRICA
Egypt

DiverseyLever Egypt Limited
Johnson Diversey Egypt One, Limited
Johnson Diversey Egypt Trading Company, S.A.E.
Johnson Diversey Egypt Two, Limited
Kenya

DiverseyLever East Africa Limited
Morocco

DiverseyLever Maroc S.A.
South Africa

DiverseyLever (Proprietary) Limited